THIS PROPERTY PURCHASE AMENDING AGREEMENT BETWEEN:


zandaria ventures inc.
Suite 600
535 Thurlow Street
Vancouver, BC  V6E 3C2

Attention:  Steve Cozine

and

Richard Simpson
Suite 1201
1188 Quebec Street
Vancouver, BC  V6A 4B3


                   Re: SALE AND Acquisition of Mineral Claims,
                      SOUTHWESTERN BRITISH COLUMBIA, CANADA

Zandaria Ventures Inc. ("ZVI") and Richard Simpson ("RS") entered into a mineral property purchase agreement dated April 5, 2005 (the "Agreement") regarding three mineral claims located near Goldbridge, British Columbia.

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ZVI and RS hereby agree to amend the Agreement as follows:

1. Paragraph i) be and is hereby deleted in its entirety and replaced with the following:

"i) Pay $2,500 to RS on or before April 15, 2005 (which payment is acknowledged as paid), a further $1,000 forthwith upon execution of this amending agreement and a further $17,500 on or before April 5, 2007."

2. All of the terms and conditions of the Agreement, except as amended or modified hereby, remain in full force and effect.

Dated at Vancouver, British Columbia, Canada this 4th day of April, 2006.


/s/ Steven Cozine                           /s/ Richard Simpson
-------------------------------             -----------------------------
per Zandaria Ventures Inc.                  Richard Simpson